EXHIBIT 16.1

September 8, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Hurco Companies, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on September 8, 2023 and we agree with such statements concerning our firm.

/s/ RSM US LLP